EXHIBIT (j)

Consent of Independent Registered Public Accounting Firm

The Board of Directors of
Concorde Funds, Inc.

We consent to the reference to our firm under the headings “Financial Highlights” in the prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information; and to the use of our report incorporated by reference and to the reference to our firm under the heading “Financial Statements” in the Statement of Additional Information constituting parts of Post-Effective Amendment No. 21 to the Concorde Funds, Inc. registration statement on Form N-1A.

Flower Mound, Texas	/s/ Brad A. Kinder, CPA
November 23, 2004	Brad A Kinder, CPA